SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 17, 2011

GLEN ROSE PETROLEUM CORPORATION
(Exact name of registrant as specified in Charter)

Delaware	001-10179	87-0372864
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1210 West Clay Road, Suite #5
Houston, TX 77019
(Address of Principal Executive Offices)

(281) 974–1655
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

ITEM 2.02 Results of Operations and Financial Condition.

On October 18, 2011, the Company issued a press release discussing the financial condition and operating results of the Company for the year ended March 31, 2011, a copy of which is attached as Exhibit 99.1.

ITEM 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 17, 2011, the management of Glen Rose Petroleum Corporation (the “Company”), in connection with the audit process for the Fiscal Year ended 2011, determined that the accounting treatment for certain financing and equity-based transactions from the previous year (the 2010 Fiscal Year) and the resulting non-cash charges of changes in fair value associated with warrant and derivative liabilities needed to be restated.  As a consequence, both the financial statements for the fiscal year ended March 31, 2011 and restated financial statements for the fiscal year ended March 31, 2010, included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2011, filed with the SEC on October 18, 2011 have included these non-cash charges relating to the changes in the fair value of the warrant and derivative liabilities. Accordingly, the unaudited financial statements of the Company for the quarterly periods ended June 30, 2010, September 30, 2010 and December 31, 2010, included in the Company’s reports on Form 10-Q filed with SEC on August 23, 2010, November 22, 2010 and February 22, 2011, respectively, should not be relied upon. Amended reports for those three quarterly periods will be filed in the near future reflecting the revised accounting treatment for the Company’s warrant and derivative liabilities for such periods.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	Press release dated October 18, 2011.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glen Rose Petroleum Corporation

Date: October 26, 2011	By:	/s/ Andrew Taylor-Kimmins
Andrew Taylor-Kimmins
Chief Executive Officer

Exhibits

99.1	Press release, issued October 18, 2011.